Exhibit 4.1

CaliberCos Inc. – Series AA Cumulative Redeemable Preferred Stock

Series AA Preferred Stock DTC Purchase Form

Use for DTC Trades Only

Rep Name

Rep ID

Series AA Preferred Stock Series	$25.00 per share

Investor Account # = $ TOTAL AMOUNT

INVESTOR INFORMATION

Investor Name *(please print)*	Co-Investor Name *(please print)*
Investor Address	Co-Investor Address
City, State, Zip	City, State, Zip
Daytime Phone / Email Address	Daytime Phone / Email Address
Social Security or Tax ID # / Birth Date *(mm/dd/yy)*	Social Security or Tax ID # / Birth Date *(mm/dd/yy)*

INVESTOR ELIGIBILITY CERTIFICATION

(I/We) understand that to purchase Series AA Cumulative Redeemable Preferred Stock ("Series AA Preferred Stock") Series AA Preferred Stock, (I/we) must either be an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the act, or (I/ we) must limit (my/our) investment in the Series AA Preferred Stock to a maximum of: (i) 10% of (my/our) net worth or annual income, whichever is greater, if (I/we) (am/are) a natural person; or (ii) 10% of (my/our) revenues or net assets, whichever is greater, for (my/our) most recently completed fiscal year, if (I/we) (am/are) a non-natural person.

(I/We) understand that if (I/we) (am/are) a natural person (I/we) should determine (my/our) net worth for purposes of these representations by calculating the difference between (my/our) total assets and total liabilities. (I/We) understand this calculation must exclude the value of (my/our) primary residence and may exclude any indebtedness secured by (my/our) primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Series AA Preferred Stock.

(I/We) hereby represent and warrant that (I/we) meet the qualifications to purchase Series AA Preferred Stock because *(please mark one)*:

(I/We) (am/are) a natural person, and the aggregate purchase price for the Series AA Preferred Stock (I/we) (am/are) purchasing in the offering does not exceed 10% of (my/our) net worth or annual income, whichever is greater.

(I/We) (am/are) a non-natural person, and the aggregate purchase price for the Series AA Preferred Stock (I/we) (am/are) purchasing in the offering does not exceed 10% of (my/our) revenues or net assets, whichever is greater, for (my/our) most recently completed fiscal year.

(I/We) (am/are) an accredited investor. If you marked that you are an accredited investor, please complete Addendum A, which can be found as part of the Subscription Agreement at www.clircap.com/lhl and return it with this Purchase Form. If Addendum A is not received with this Purchase Form, your subscription will not be accepted.

INVESTOR ACKNOWLEDGEMENTS AND SIGNATURES

1. (I/We) have received, read and understand, the Offering Circular for this offering whereas the terms, conditions and risks of the offering are described, and agree to be bound by the terms and conditions.
2. (I/We) (am/are) purchasing Series AA Preferred Stock for my/our own account.
3. (I/We) acknowledge that the Series AA Preferred Stock are not traded and there is no public market for the Series AA Preferred Stock, and (I/we) may not be able to sell or redeem the Series AA Preferred Stock. Redemptions of Series AA Preferred Stock are subject to a redemption fee.
4. (I/We) understand this is intended as an intermediate to long-term investment, and (I/we) have adequate means of providing for (my/our) current needs and personal contingencies.
5. (I/We) attest to having the knowledge and experience in financial matters such that (I/we) (am/are) capable of evaluating the risks of this bond offering.
6. (I/We) consider this investment suitable in meeting (my/our) overall investment objectives.

(I/We) have reviewed the points above, and I/we understand the risks involved in this transaction. (I/we) have had the opportunity to have (my/our) questions answered and to seek the advice of (my/our) financial advisor(s).

Investor Name *(please print)*	Signature	Date
Investor Name *(please print)*	Signature	Date

REGISTERED REPRESENTATIVE AND RIA SUBMISSION AND APPROVAL

Name *(please print)*	Signature	Date
Principal Name *(please print)*	Signature	Date